Exhibit 99.1

Tidewater Reports First Quarter Results For Fiscal 2010

NEW ORLEANS, LA. July 29, 2009 — Tidewater Inc. (NYSE:TDW) announced today first quarter net earnings for the period ended June 30, 2009, of $44.5 million, or $0.86 per share, on revenues of $326.6 million. Included in net earnings for the June 2009 quarter is a non-cash charge totaling $48.6 million ($47.7 million after-tax, or $0.93 per common share) related to the company’s Venezuelan operations. As a result of the seizure of 11 vessels and certain other assets during the June quarter in Venezuela pursuant to a May 2009 Venezuelan law and the continued nonpayment of outstanding receivables from Petroleos de Venezuela, S.A. (PDVSA) and an affiliate of PDVSA, the company recorded a $3.8 million charge equal to the net book value of the assets seized and a $44.8 million provision to fully reserve accounts receivable due from PDVSA-related entities.

For the same quarter last year, net earnings were $84.8 million, or $1.64 per share, on revenues of $340.0 million. The immediately preceding quarter ended March 31, 2009, had net earnings of $109.7 million, or $2.13 per common share, on revenues of $341.6 million.

As previously announced, Tidewater will hold a conference call to discuss June quarterly earnings on Wednesday, July 29, 2009, at 10:00 a.m. CDT. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. CDT on July 29, 2009, and will continue until 11:59 p.m. CDT on July 31, 2009. To hear the replay, call 1-800-642-1687 or (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 18964052.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, (www.tdw.com). The online replay will be available until August 29, 2009. Upon completion of the conference call, the company will also file a Form 8-K with the SEC, which will include a transcript of the conference call.

Tidewater Inc. owns 403 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

Financial information is displayed on the next page.

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Three Months Ended June 30,
	2009	2008
Revenues:
Vessel revenues	$310,436	328,371
Other marine revenues	16,173	11,683

	326,609	340,054

Costs and expenses:
Vessel operating costs	153,651	176,728
Costs of other marine revenues	14,700	10,429
Depreciation and amortization	31,649	30,621
General and administrative	34,388	35,108
Provision for Venezuelan operations	48,553	—
Gain on asset dispositions, net	(12,538)	(10,387)

	270,403	242,499

Operating income	56,206	97,555
Other income (expenses):
Foreign exchange loss	(2,586)	(1,190)
Equity in net earnings of unconsolidated companies	5,415	4,196
Interest income and other, net	3,168	1,899
Interest and other debt costs	(77)	(320)

	5,920	4,585

Earnings before income taxes	62,126	102,140
Income taxes	17,644	17,364

Net earnings	$44,482	84,776

Basic earnings per common share	$0.87	1.65

Diluted earnings per common share	$0.86	1.64

Weighted average common shares outstanding	51,362,308	51,519,584
Dilutive effect of stock options and restricted stock	199,264	295,455

Adjusted weighted average common shares	51,561,572	51,815,039

Cash dividends declared per common share	$0.25	0.25

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

ASSETS	June 30, 2009	March 31, 2009
Current assets:
Cash and cash equivalents	$314,906	250,793
Trade and other receivables, net	334,309	328,566
Marine operating supplies	47,627	48,727
Other current assets	16,999	6,365

Total current assets	713,841	634,451

Investments in, at equity, and advances to unconsolidated companies	41,649	37,221
Properties and equipment:
Vessels and related equipment	3,186,468	3,238,674
Other properties and equipment	81,919	81,689

	3,268,387	3,320,363
Less accumulated depreciation and amortization	1,253,558	1,307,038

Net properties and equipment	2,014,829	2,013,325

Goodwill	328,754	328,754
Other assets	81,521	60,053

Total assets	$3,180,594	3,073,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	52,800	51,530
Accrued expenses	129,331	111,153
Accrued property and liability losses	5,988	5,521
Other current liabilities	43,202	35,146

Total current liabilities	231,321	203,350

Long-term debt	300,000	300,000
Deferred income taxes	205,473	201,200
Accrued property and liability losses	12,550	8,035
Other liabilities and deferred credits	151,186	116,541

Commitment and contingencies

Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 51,702,721 shares at June and 51,696,245 shares at March	5,170	5,169
Other stockholders’ equity	2,274,894	2,239,509

Total stockholders’ equity	2,280,064	2,244,678

Total liabilities and stockholders’ equity	$3,180,594	3,073,804

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,
	2009	2008
Operating activities:
Net earnings	$44,482	84,776
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	31,649	30,621
Provision for deferred income taxes	(7,934)	(9,874)
Gain on asset dispositions, net	(12,538)	(10,387)
Provision for Venezuelan operations	48,553	—
Equity in earnings of unconsolidated companies, net of dividends	(4,428)	1,462
Compensation expense—stock-based	2,468	2,945
Excess tax benefit on stock options exercised	(162)	(1,408)
Changes in assets and liabilities, net:
Trade and other receivables	(51,471)	(20,373)
Marine operating supplies	1,100	(1,385)
Other current assets	(10,634)	(7,875)
Accounts payable	1,270	(1,918)
Accrued expenses	17,827	1,751
Accrued property and liability losses	467	(105)
Other current liabilities	7,930	20,043
Other, net	1,771	2,724

Net cash provided by operating activities	70,350	90,997

Cash flows from investing activities:
Proceeds from sales of assets	14,615	12,093
Proceeds from sales/leaseback of assets	83,275	—
Additions to properties and equipment	(92,172)	(129,657)
Other	—	312

Net cash provided by (used in) investing activities	5,718	(117,252)

Cash flows from financing activities:
Principal payments on capitalized lease obligations	—	(283)
Proceeds from issuance of common stock	815	6,096
Cash dividends	(12,932)	(12,867)
Stock repurchases	—	(53,634)
Excess tax benefits on stock options exercised	162	1,408

Net cash used in financing activities	(11,955)	(59,280)

Net change in cash and cash equivalents	64,113	(85,535)
Cash and cash equivalents at beginning of period	250,793	270,205

Cash and cash equivalents at end of period	$314,906	184,670

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$131	238
Income taxes	$15,087	13,706

The company’s revenues and operating expenses and its related percentage of vessel revenues for the quarters ended June 30, 2009 and 2008 and for the quarter ended March 31, 2009, were as follows:

	Quarter Ended June 30,				Quarter Ended March 31,
(In thousands)	2009	%	2008	%	2009	%
Vessel revenues:
International	$285,988	92%	288,269	88%	304,453	91%
United States	24,448	8%	40,102	12%	29,680	9%

Vessel revenues	310,436	100%	328,371	100%	334,133	100%

Vessel operating costs:
Crew costs	$82,752	27%	93,152	28%	82,785	25%
Repair and maintenance	25,634	8%	35,848	11%	22,134	7%
Insurance and loss reserves	4,676	2%	5,473	2%	847	0%
Fuel, lube and supplies	12,842	4%	15,166	5%	15,133	5%
Vessel operating leases	1,749	1%	1,749	1%	1,749	1%
Other	25,998	8%	25,340	8%	24,809	7%

Vessel operating costs	153,651	49%	176,728	54%	147,457	44%

Vessel operating margin (A)	$156,785	51%	151,643	46%	186,676	56%

Note (A): The following table reconciles vessel operating margin as presented above to operating income for the quarters ended June 30, 2009 and 2008 and for the quarter ended March 31, 2009:

(In thousands)
	Quarter Ended June 30,		Quarter Ended March 31,
	2009	2008	2009
Vessel operating margin	$156,785	151,643	186,676
Other marine services revenues	16,173	11,683	7,484
Costs of other marine revenues	(14,700)	(10,429)	(6,191)
Depreciation and amortization	(31,649)	(30,621)	(32,780)
General and administrative	(34,388)	(35,108)	(34,136)
Provision for Venezuelan operations	(48,553)	—	—
Gain on asset dispositions, net	12,538	10,387	6,253

Operating income	$56,206	97,555	127,306

The company’s operating income and other components of earnings before income taxes and its related percentage of total revenues for the quarters ended June 30, 2009 and 2008 and March 31, 2009, were as follows:

	Quarter Ended June 30,				Quarter Ended March 31,
(In thousands)	2009	%	2008	%	2009	%
Vessel operating profit:
International	$49,892	15%	88,181	26%	123,558	36%
United States	2,629	1%	8,534	3%	5,803	2%

	52,521	16%	96,715	28%	129,361	38%
Corporate expenses	(9,901)	(3%)	(10,572)	(3%)	(9,395)	(3%)
Gain on asset dispositions, net	12,538	4%	10,387	3%	6,253	2%
Other marine services	1,048	<1%	1,025	<1%	1,087	<1%

Operating income	$56,206	17%	97,555	29%	127,306	37%

Foreign exchange loss	(2,586)	(1%)	(1,190)	(<1%)	(1,998)	(1%)
Equity in net earnings of unconsolidated companies	5,415	2%	4,196	1%	4,905	1%
Interest income and other, net	3,168	1%	1,899	1%	2,370	1%
Interest and other debt costs	(77)	(<1%)	(320)	(<1%)	(188)	(<1%)

Earnings before income taxes	$62,126	19%	102,140	30%	132,395	39%

The company’s revenues, vessel utilization percentages and average day rates by vessel class for the quarters ended June 30, 2009 and 2008 and March 31, 2009, were as follows:

	Quarter Ended June 30,		Quarter Ended March 31,
	2009	2008	2009
REVENUE BY VESSEL CLASS (In thousands):
International-based fleet:
Deepwater vessels	$66,398	58,284	68,821
Towing-supply/supply	182,896	184,959	194,074
Crew/utility	25,570	27,369	24,145
Offshore tugs	10,557	15,826	15,688
Other	567	1,831	1,725
Total	$285,988	288,269	304,453
United States-based fleet:
Deepwater vessels	$13,297	16,932	12,818
Towing-supply/supply	9,515	17,675	13,742
Crew/utility	1,636	5,495	3,120
Total	$24,448	40,102	29,680
Worldwide fleet:
Deepwater vessels	$79,695	75,216	81,639
Towing-supply/supply	192,411	202,634	207,816
Crew/utility	27,206	32,864	27,265
Offshore tugs	10,557	15,826	15,688
Other	567	1,831	1,725
Total	$310,436	328,371	334,133

UTILIZATION:
International-based fleet:
Deepwater vessels	77.6%	83.6	81.5
Towing-supply/supply	74.1	77.2	74.6
Crew/utility	75.7	86.1	71.0
Offshore tugs	54.2	53.4	66.8
Other	79.2	41.8	97.8
Total	73.2%	76.6	74.0
United States-based fleet:
Deepwater vessels	92.4%	94.9	98.5
Towing-supply/supply	39.4	49.8	42.3
Crew/utility	45.4	77.3	74.0
Total	49.0%	63.0	56.3
Worldwide fleet:
Deepwater vessels	79.9%	85.9	84.1
Towing-supply/supply	70.3	73.6	70.9
Crew/utility	72.6	84.7	71.4
Offshore tugs	54.2	53.4	66.8
Other	79.2	41.8	97.8
Total	70.7%	74.8	72.1

AVERAGE VESSEL DAY RATES:
International-based fleet:
Deepwater vessels	$26,287	24,728	27,628
Towing-supply/supply	12,518	11,660	12,787
Crew/utility	5,224	4,965	5,316
Offshore tugs	7,744	8,931	8,457
Other	9,679	9,893	9,802
Total	$12,194	11,221	12,559
United States-based fleet:
Deepwater vessels	$24,178	24,514	24,095
Towing-supply/supply	10,071	11,633	12,402
Crew/utility	4,997	6,010	5,352
Total	$13,418	12,835	13,351
Worldwide fleet:
Deepwater vessels	$25,910	24,679	27,006
Towing-supply/supply	12,396	11,658	12,760
Crew/utility	5,210	5,114	5,321
Offshore tugs	7,744	8,931	8,457
Other	9,679	9,893	9,802
Total	$12,282	11,396	12,626

The average day rates and utilization percentages for the company’s new vessels (defined as vessels acquired or constructed since calendar year 2000 as part of its new build and acquisition program) and its older, more traditional vessels for the quarters ended June 30, 2009 and 2008 and March 31, 2009, were as follows:

	Quarter Ended June 30,		Quarter Ended March 31,
	2009	2008	2009
AVERAGE VESSEL DAY RATES:
International-based fleet:
New vessels	$16,452	16,242	17,343
Traditional vessels	8,819	8,608	9,361
Total International-based fleet	$12,194	11,221	12,559
United States-based fleet:
New vessels	$17,896	14,647	15,074
Traditional vessels	10,055	11,017	11,863
Total U.S.-based fleet	$13,418	12,835	13,351
Total Worldwide Fleet	$12,282	11,396	12,626

UTILIZATION:
International-based fleet:
New vessels	86.5%	91.1	87.6
Traditional vessels	65.3	70.7	67.0
Total International-based fleet	73.2%	76.6	74.0
United States-based fleet:
New vessels	66.5%	83.9	83.2
Traditional vessels	41.0	50.4	44.0
Total U.S.-based fleet	49.0%	63.0	56.3
Total Worldwide Fleet	70.7%	74.8	72.1

The company’s average number of vessels by class and geographic distribution for the quarters ended June 30, 2009 and 2008 and for the quarter ended March 31, 2009, were as follows:

	Quarter Ended June 30,		Quarter Ended March 31,
	2009	2008	2009
International-based fleet:
Deepwater vessels	35	31	34
Towing-supply/supply	217	226	226
Crew/utility	71	70	71
Offshore tugs	28	36	31
Other	1	5	2

Total	352	368	364

United States-based fleet:
Deepwater vessels	7	8	6
Towing-supply/supply	26	34	29
Crew/utility	8	13	9

Total	41	55	44

Owned or chartered vessels included in marine revenues (B)	393	423	408
Vessels withdrawn from service	9	19	11
Joint-venture and other	10	14	10

Total	412	456	429

Note (B): Included in total owned or chartered vessels for the quarters ended June 30, 2009 and 2008 and the quarter ended March 31, 2009, were 66, 51 and 61 vessels, respectively, that were stacked by the company. These vessels were considered to be in service and were included in the calculation of the company’s utilization statistics.

The table below summarizes the various vessel commitments by vessel class and type as of June 30, 2009:

	International Built			U. S. Built
Vessel class and type	Number of Vessels	Total Cost	Expended Through 6/30/09	Number of Vessels	Total Cost	Expended Through 6/30/09
		(In thousands)			(In thousands)
Deepwater vessels:
Anchor handling towing supply	4	$117,944	$73,222	—	—	—
Platform supply vessels	17	$460,143	$147,596	2	$64,179	$41,477
Replacement Fleet:
Anchor handling towing supply	14	$226,033	$70,322	—	—	—
Platform supply vessels	4	$49,835	$25,591	—	—	—
Crewboats and offshore tugs:
Crewboats	2	$18,385	$12,259	—	—	—
Offshore tugs	2	$27,991	$22,171	—	—	—

Totals	43	$900,331	$351,161	2	$64,179	$41,477

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered by quarter of the various vessel commitments as discussed above along with the expected quarterly cash outlay:

	Quarter Period Ended
Vessel class and type	09/09	12/09	03/10	06/10	09/10	Thereafter
Deepwater vessels:
Anchor handling towing supply	2	—	—	2	—	—
Platform supply vessels	2	4	1	—	—	12
Replacement Fleet:
Anchor handling towing supply	3	1	1	1	—	8
Platform supply vessels	1	2	1	—	—	—
Crewboats and offshore tugs:
Crewboats	—	1	1	—	—	—
Offshore tugs	2	—	—	—	—	—

Totals	10	8	4	3	0	20

(In thousands)
Expected quarterly cash outlay	$121,052	105,794	45,132	48,157	27,282	224,455	(C)

Note (C): The $224,455 of ‘Thereafter’ vessel construction obligations is expected to be paid out as follows: $77,339 in the remaining quarters of fiscal 2011, $135,394 during fiscal 2012, and $11,722 during fiscal 2013.